Exhibit 5.1

February 28, 2012

M/A-Com Technology Solutions Holdings, Inc.

100 Chelmsford Street

Lowell, MA 01851

Re:	Registration Statement on Form S-1
File No. 333-175934

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), by M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), with respect to the sale in an underwritten public offering of up to 6,389,400 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including shares of which the underwriters have been granted an over-allotment option, 5,556,000 shares of which are being offered by the Company (the “Company Shares”) and 833,400 shares of which are being offered by certain stockholders of the Company (the “Selling Stockholder Shares”). The Company Shares and the Selling Stockholder Shares are referred to herein collectively as the “Shares.”

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

Based on the foregoing, we are of the opinion that:

(1)     The Company Shares are duly authorized shares of common stock of the Company and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company and by the Pricing Committee of the Board of Directors of the Company, and when payment therefore shall have been received by the Company, will be validly issued, fully paid and nonassessable.

(2)     The Selling Stockholder Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ PERKINS COIE LLP